Exhibit 10.1

(Multicurrency – Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of April 15, 2008

FORD CREDIT AUTO OWNER	and	DEUTSCHE BANK AG,
TRUST 2008-B	NEW YORK BRANCH

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.	Interpretation

(a)         Definitions.The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)         Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)         Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations
(a)	General Conditions.

(i)        Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)        Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)       Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

ISDA (R) 1992

(b)         Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)	Netting. If on any date amounts would otherwise be payable: —
(i)	in the same currency; and
(ii)	in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)	Deduction or Withholding for Tax.

(i)         Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —

(1)	promptly notify the other party (“Y”) of such requirement;

(2)        pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)        promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)        if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —

(A)       the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)       the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii)             Liability. If: —

(1)        X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)	X does not so deduct or withhold; and
(3)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)         Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —

(a)	Basic Representations.

(i)         Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)         Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)        No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)        Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)         Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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Copyright © 1992 by International Swap Dealers Association, Inc.

(b)         Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)         Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)         Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)         Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)         Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —

(a)         Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —

(i)        any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)	any other documents specified in the Schedule or any Confirmation; and

(iii)       upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)         Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)         Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)         Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)         Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a)         Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —

(i)         Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)         Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)	Credit Support Default.

(1)        Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)        the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)        the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)        Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)         Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)        Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)       Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:–

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)      Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: –

(1)        the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)        the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)         Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)         Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)        to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)        to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)         Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)        Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)        Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); of

(v)         Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)         Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.           Early Termination

(a)         Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i)         Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)         Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)        Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)	Right to Terminate. If:—

(1)        a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)        an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)	Effect of Designation.

(i)        If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)        Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)	Calculations.

(i)         Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)         Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)         Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)	Events of Default. If the Early Termination Date results from an Event of Default:—

(1)         First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)         First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)         Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)         Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)	Termination Events. If the Early Termination Date results from a Termination Event:—

(1)         One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)	Two Affected Parties. If there are two Affected Parties:—

(A)       if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)       if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)        Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)        Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

10	ISDA (R) 1992

7.         Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)        a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)        a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a)         Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)         Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)         Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)         Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

11	ISDA (R) 1992

9.           Miscellaneous

(a)         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)         Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)         Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)         Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)	Counterparts and Confirmations.

(i)        This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)        The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)         No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)         Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a)        If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)        Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)        If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

12	ISDA (R) 1992

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a)         Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)	if in writing and delivered in person or by courier, on the date it is delivered;
(ii)	if sent by telex, on the date the recipient’s answerback is received;

(iii)       if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)       if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)	if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)         Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all

13.	Governing Law and Jurisdiction

(a)         Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)         Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)        submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)        waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)         Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13	ISDA (R) 1992

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)         Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement: —

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means: —

(a)        in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)        in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)        in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)	in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

14	ISDA (R) 1992

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15	ISDA (R) 1992

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of.-

(a)        the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)        such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

16	ISDA (R) 1992

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17	ISDA (R) 1992

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

DEUTSCHE BANK AG, NEW YORK BRANCH By: /s/ Steve Kessler Name: Steve Kessler Title: Director By: /s/ Kathleen Yohe Name: Kathleen Yohe Title: Director Date: April 15, 2008

FORD CREDIT AUTO OWNER TRUST 2008-B

By: U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee

By   /s/ Joanne L. Wright

Name: Joanne L. Wright
Title: Trust Officer

Date: April 15, 2008

18	ISDA (R) 1992

SCHEDULE

to the

ISDA Master Agreement

(1992 Multicurrency – Cross Border)

dated as of April 15, 2008

between

DEUTSCHE BANK AG, NEW YORK BRANCH,

the New York branch of a banking institution organized under the laws of Germany

("Party A")

and

FORD CREDIT AUTO OWNER TRUST 2008-B,

a Delaware statutory trust

("Party B")

Part 1.	Termination Provisions.
(a)	"Specified Entity" means in relation to Party A for the purpose of:
Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

in relation to Party B for the purpose of:

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

(b)	"Specified Transaction" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.
(c)

The "Breach of Agreement" provisions of Section 5(a)(ii), the "Misrepresentation " provisions of Section 5(a)(iv) and the "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party B.

(d)

The "Credit Support Default" provisions of Section 5(a)(iii) will not apply to Party B except that Section 5(a)(iii)(1) will apply in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(e)

The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party B and will apply to Party A with a Threshold Amount equal to 3 percent of Party A's shareholders' equity (excluding deposits) and subject to amendment by adding at the end of such provision the following words:

"provided, however, that, notwithstanding the foregoing, an Event of Default will not occur under either (1) or (2) above if (A) (I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility."

(f)	Bankruptcy

Section 5(a)(vii)(2), (7) and (9) will not apply to Party B.

Section 5(a)(vii)(3) will not apply to Party B to the extent any assignment, arrangement or composition that is effected by or pursuant to the Basic Documents.

Section 5(a)(vii)(4) will not apply to Party B to the extent any such proceeding or petition was instituted or presented by Party A or any of its Affiliates.

Section 5(a)(vii)(6) will not apply to Party B to the extent that it refers to (i) any appointment that is effected pursuant to the Basic Documents or (ii) any appointment to which Party B has not become subject.

Section 5(a)(vii)(8) will apply to Party B only to the extent that it applies to Section 5(a)(vii)(1), (3), (4), (5) and (6), as amended.

(g)	Tax Event and Tax Event Upon Merger

Section 5(b)(ii) will apply; provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" are hereby deleted.

Section 5(b)(iii) will apply; provided that Party A will not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(h)	The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or to Party B.
(i)	The "Automatic Early Termination"provisions of Section 6(a) will not apply to Party A or to Party B.
(j)	Payments on Early Termination; General. Subject to Part 1(k) below, for the purpose of Section 6(e):
(i)

Market Quotation will apply unless Party A is the Affected Party and Party B has contracted to enter into a replacement Transaction on or prior to the Early Termination Date, in which event Loss will apply.

(ii)	The Second Method will apply.
(iii)

Notwithstanding anything to the contrary set forth in the Agreement, if (1) Party B designates an Early Termination Date pursuant to Part 1(m)(iii), (iv), (v), (vi) or (vii) in respect of which any Transaction is a Terminated Transaction and (2) Party B enters into a replacement transaction with a third party on or before such Early Termination Date, then (x) the amount, if any, payable by Party B to Party A in respect of such Early Termination Date and such Transaction will not exceed the amount received by Party B from such third party in consideration of entering into such replacement transaction and (y) the amount, if any, payable by Party A to Party B in respect of such Early Termination Date and such Transaction will not be less than the amount payable by Party B to such third party in consideration of entering into such replacement transaction.

(k)

Payments on Early Termination Due to Certain Events. Notwithstanding Section 6, so long as (A) an Additional Termination Event occurs pursuant to Part 1(m)(v) or (vi), or (B) Party A is the Affected Party in respect of a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default, paragraphs (i) to (v) below will apply:

(i)	The definition of "Market Quotation" will be deleted in its entirety and replaced with the following:

"Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B."

(ii)	In determining whether or not a Firm Offer satisfies the condition in clause (4) of "Market Quotation", Party B will act in a commercially reasonable manner.

(iii)	The definition of "Settlement Amount" will be deleted in its entirety and replaced with the following:

"Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(A)

if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(B)

if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(C)

if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

(iv)	If Party B requests Party A in writing to obtain Market Quotations, Party A will use its reasonable efforts to do so before the Early Termination Date.
(v)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement will be deleted in its entirety and replaced with the following:

"Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B will pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B will pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A will pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that (i) the amounts payable under (2) and (3) will be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) will not be netted-off against any amount payable by Party B under (1)."

(l)	"Termination Currency" means United States Dollars.

(m)	Additional Termination Events. Each of the following will constitute an Additional Termination Event pursuant to Section 5(b)(v):
(i)

Acceleration of Notes. Any acceleration of the Notes pursuant to Section 5.2(a) of the Indenture (provided such acceleration has not been rescinded pursuant to Section 5.2(b) of the Indenture) and commencement of liquidation of the Collateral, with Party B as the sole Affected Party;

(ii)

Amendments. Any amendment or supplement to the Indenture or to the Sale and Servicing Agreement that would materially adversely affect any of Party A's rights or obligations under this Agreement or any Transaction that is made without the consent of Party A if such consent is required, which consent if required will not be unreasonably withheld or delayed; provided that Party A's consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent, with Party B as the sole Affected Party;

(iii)	Regulation AB. Failure of Party A to comply with the requirements of Part 5(s), with Party A as the sole Affected Party;
(iv)	Fitch's Rating Triggers. Failure of Party A to comply with the requirements of Part 5(n), with Party A as the sole Affected Party;
(v)	Moody's First Rating Trigger. Failure of Party A to comply with the requirements of Part 5(o)(ii), with Party A as the sole Affected Party;
(vi)	Moody's Second Rating Triggers.

(A) Failure of Party A to comply with the requirements of Part 5(o)(iv), with Party A as the sole Affected Party; or

(B)(1) The Moody's Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply and (2)(a) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(p)(ii) below or (b) at least one entity meeting at least the Moody's Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement, with Party A as the sole Affected Party; and

(vii)	S&P's Rating Triggers. Failure of Party A to comply with the requirements of Part 5(t), with Party A as the sole Affected Party.

Part 2.	Tax Representations.
(a)	Payer Tax Representations. For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in Section 4(d); provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f):
(i)

Party A makes the following representations: It is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

(ii)

Party B makes the following representations: It is a United States Person for U.S. federal income tax purposes and either (a) is a financial institution (within the meaning of Treasury Regulations section 1.1441-1(c)(5)) or (b) is not acting as an agent for a person that is not a United States Person for U.S. federal income tax purposes.

Part 3.	Agreement to Deliver Documents.
(a)	For purposes of Section 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:
Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B

Any form or document that may be required or reasonably requested in order to allow the other party to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, including IRS Form W-9, Form 8ECI or Form W-8BEN, as applicable.

On the date of this Agreement, and promptly upon the earlier of (i) reasonable demand by the other party and (ii) learning that the form or document is required.

(b)	Other documents to be delivered are:
Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Annual audited financial statements prepared in accordance with generally accepted accounting principles in the country in which the party is organized.	Promptly upon Party B's request.	Yes
Party A and Party B

Certificate or other documents evidencing the authority of the party entering into this Agreement or a Confirmation, as the case may be, including copies of any board resolutions and appropriate certificates of incumbency as to the officers executing such documents.

		Upon execution of this Agreement.	Yes
Party A and Party B	Opinions of counsel in form and substance acceptable to the other party.	Upon execution of this Agreement.	No
Party A	Financial data relating to Party A, as required pursuant to Part 5(s) of this Schedule.	As required pursuant to Part 5(s) of this Schedule.	Yes
Party A

Executed Indemnification and Contribution Agreement, among Party A, Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC, relating to Party A's furnished information for use in the Prospectus

		At or promptly following execution of this Agreement.	Yes
Party B	Copies of executed Indenture and Sale and Servicing Agreement	Upon execution of such agreements.	No

Part 4.	Miscellaneous
(a)	Addresses for Notices:
(1) TO PARTY A:

For the purpose of Section 12(a), any notice to Party A relating to a particular Transaction will be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement will be delivered to the following address:

Deutsche Bank AG, Head Office

Taunusanlage 12

60262 Frankfurt

Germany

Attention: Legal Department

Fax: 0049 69 910 36097

Any notice to Party A provided pursuant to Section 5(a)(i) or Part 5(i) (Consent by Party A to Amendments to Indenture) will be sent to the above address with a copy to:

Deutsche Bank Securities Inc.

Debt Capital Market

60 Wall street

New York, NY 10005

Attention: Head of Corporate Derivatives

Fax:	212-797-2202

Telephone: 212-250-0635

(2)	TO PARTY B:

For the purpose of Section 12(a), notices will be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5, 6 and 7 will be delivered to the following address:

U.S. Bank Trust National Association,

as Owner Trustee for
Ford Credit Auto Owner Trust 2008-B

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

Attn: Corporate Trust Department

Telephone: (302) 576-3700

Fax: (302) 576-3717

with copies to:

The Bank of New York,

as Indenture Trustee for
Ford Credit Auto Owner Trust 2008-B

101 Barclay Street

Floor 8 West

New York, New York 10286

Attn: Structured Finance Services -

Asset Backed Securities, Ford 2008-B

Telephone: (212) 815-4389

Fax: (212) 815-2493

and

Ford Motor Credit Company LLC

One American Road, Suite 2411

Dearborn, Michigan 48126

Attention: Corporate Secretary

Telephone: (313) 323-1200

Fax: (313) 248-7613

and

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 801-C1

One American Road

Dearborn, Michigan 48126

Attention: Securitization Operations Supervisor

Telephone: (313) 594-3495

Fax: (313) 390-4133

(b)	Process Agent. For the purpose of Section 13(c):
Party A appoints as its Process Agent:	Not applicable.

Party B appoints as its Process Agent:	Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply.
(d)	Multibranch Party. For the purpose of Section 10:
(i)	Party A is not a Multibranch Party.
(ii)	Party B is not a Multibranch Party.
(e)	Calculation Agent. The Calculation Agent is Party B.
(f)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
(g)	Single Agreement. Section 1(c) will be amended by the addition of the words ", the Credit Support Annex" after the words "Master Agreement".
(h)	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to all Transactions under this Agreement.
(i)	"Affiliate " will have the meaning specified in Section 14.
(j)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, its right to have a jury trial in respect to any proceedings related to this Agreement. Each party certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver.

(k)

The definition of "Local Business Day" in Section 14 will be amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

Part 5.	Other Provisions.
(a)

Non-Reliance. In connection with the negotiation of, the entering into, and the execution of this Master Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Master Agreement to which it is a party or that is required by this Master Agreement to deliver, each of Party A and Party B represents and agrees that:

(i)

it is not relying (for the purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this Master Agreement, such Credit Support Document, each Transaction or such other documentation other than the representations expressly set forth in this Master Agreement, such Credit Support Document and in any Confirmation;

(ii)

it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Master Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to this Master Agreement, such Credit Support Document, each Transaction or such other documentation;

(iii)

it has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Master Agreement, such Credit Support Document, each Transaction and such other documentation and is capable of assuming and willing to, and will, assume (financially and otherwise) those risks;

(iv)	it is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000;
(v)

it is entering into this Master Agreement, such Credit Support Document, each Transaction and such other documentation for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business;

(vi)

it is entering into this Master Agreement, such Credit Support Document, each Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

(vii)

the other party to this Master Agreement, such Credit Support Document, each Transaction and such other documentation (a) is not acting as a fiduciary or financial, investment or commodity trading advisor for it, (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Master Agreement, such Credit Support Document, each Transaction or such other documentation, and (c) has not committed to unwind the Transactions.

(b)	Tax Provisions.
(i)

Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, any Tax will be an Indemnifiable Tax and, in relation to payments by Party B, no Tax will be an Indemnifiable Tax.

(ii)

Section 2(d)(i)(4) of this Agreement will be deleted in its entirety and replaced with the words "if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required."

(c)	Additional Representation by Party A. Section 3 is amended by adding the following additional representation by Party A only:

"(h)       Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law."

(d)

No Petition. Party A covenants and agrees that prior to the date that is one year and one day after the payment in full of (i) all of the Notes and any other securities issued by Party B and (ii) any other securities issued by a trust as to which Ford Credit Auto Receivables Two LLC is a depositor (or, if later, the expiration of all applicable preference periods under the United States Bankruptcy Code or other applicable law), it will not institute against, or join with any other Person in instituting against, Party B or Ford Credit Auto Receivables Two LLC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under United States federal or state bankruptcy or similar law in connection with any obligations under this Agreement. The provisions of this paragraph will survive the termination of this Agreement.

(e)	Limited Recourse; Subordination.
(i)

Notwithstanding anything to the contrary contained in this Agreement, the obligations of Party B under this Agreement and any Transaction hereunder are solely the obligations of Party B and will be payable solely to the extent of funds received by and available to Party B in accordance with the priority of payment provisions under the Indenture and on the Payment Dates specified therein. Party A acknowledges that Party B has pledged its assets constituting the Indenture Trust Estate to the Indenture Trustee. Upon exhaustion of the assets of Party B and the proceeds thereof in accordance with the Indenture and the Sale and Servicing Agreement, Party A will not be entitled to take any further steps against Party B to recover any sums due but unpaid under this Agreement, all claims in respect of which will be extinguished. No recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B arising out of or based upon this Agreement or any Transaction against any holder of a beneficial interest, employee, officer or Affiliate of Party B and, except as specifically provided in this Agreement, no recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B based on or arising out of this Agreement against the Administrator (as defined in the Administration Agreement), Ford Credit Auto Receivables Two LLC or any stockholder, holder of a beneficial interest, employee, officer, director, incorporator or Affiliate of such person; provided, however, that the foregoing will not relieve any such person or entity from any liability they might otherwise have as a result of their gross negligence or willful misconduct.

(ii)	The parties intend that Part 5(e)(i) of this Schedule constitute an enforceable subordination agreement under Section 510(a) of the Bankruptcy Code and will survive the termination of this Agreement.
(f)

Party B Pledge. Notwithstanding Section 7 to the contrary, Party A acknowledges that (i) Party B will pledge its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparties pursuant to the Indenture and agrees to such pledge and (ii) Party A (as a Secured Party under the Basic Documents) has no voting rights in connection with any action to be taken on behalf of the Secured Parties. The Indenture Trustee will not be deemed to be a party to this Agreement; provided, however, the Indenture Trustee, acting on behalf of the holders of the Notes, will have the right to enforce this Agreement against Party A. Party A will be entitled to rely on any notice or communication from the Indenture Trustee to that effect. Party A acknowledges that Party B will pledge substantially all its assets to the Indenture Trustee for the benefit of the Noteholders and Party A and that all payments hereunder, including payments on early termination, will be made in accordance with the priority of payment provisions of the Indenture and the Sale and Servicing Agreement and on the Payment Dates specified therein.

(g)

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, will be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(h)

Recording of Conversations. Each party (i) consents to the recording of the telephone conversations of the trading and marketing personnel of the parties in connection with this Agreement and any potential or actual Transaction and (ii) agrees to obtain any necessary consent of, and to give notice of such recording to, its personnel.

(i)

Consent by Party A to Amendments to Certain Documents. Before any amendment, modification or supplement is made to the Indenture or the Sale and Servicing Agreement that (i) would materially adversely affect any of Party A's rights or obligations under this Agreement or any Transaction or (ii) modify the obligations or impair the ability of Party B to fully perform any of Party B's obligations under this Agreement or any Transaction in such a way that would materially adversely affect any of Party A's rights or obligations under this Agreement or any Transaction, Party B will provide Party A with a copy of the proposed amendment, modification or supplement and will, where such consent is required, obtain the consent of Party A prior to its adoption, which consent will not be unreasonably withheld or delayed; provided that Party A's consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent.

(j)	Set-off.
(i)	All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 or Part 1(k)(ix).

(ii)

Section 6(e) will be amended by the deletion of the following sentence; "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(k)

Limitation of Liability of Owner Trustee. Notwithstanding anything contained in this Agreement to the contrary, this instrument (and any Confirmation pursuant to this instrument) has been or will be signed on behalf of Party B by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of Party B and in no event will U.S. Bank Trust National Association in its individual capacity or any beneficial owner of Party B have any liability for the representations, warranties, covenants, agreements or other obligations of Party B under this Agreement or under any such Confirmation, as to all of which recourse will be had solely to the assets of Party B. For all purposes of this Agreement and any Confirmation, in the performance of any duties or obligations of Party B hereunder, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement; provided, however, that the foregoing will not relieve the Owner Trustee from any liability it might otherwise have under the Trust Agreement as a result of its gross negligence or willful misconduct.

(l)

Definitions. Unless otherwise specified in a Confirmation, this Agreement and the relevant Transaction between the parties are subject to the 2006 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are incorporated by reference in and will be deemed a part of this Agreement, except that references in the Definitions to a "Swap Transaction" will be deemed references to a "Transaction" for purposes of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provision of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

For the purpose of this Agreement:

"Credit Support Annex" means any credit support annex entered into between Party A and Party B relating to this Agreement, as amended, supplemented or otherwise modified from time to time.

"Credit Support Document" means the Credit Support Annex and any Eligible Guarantee for Party A.

"Credit Support Provider" means in relation to Party A, (1) Party A in its capacity as a party to the Credit Support Annex and (2) the guarantor under any Eligible Guarantee, and in relation to Party B, Party B in its capacity as a party to the Credit Support Annex.

"Eligible Guarantee" means an unconditional and irrevocable guarantee that is provided by a guarantor that is a Financial Institution as principal debtor rather than surety and is directly enforceable by Party B, where (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody's, (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required under Section 2(a)(i) to make such additional payment as is necessary to ensure that the net amount actually received by Party B will equal the full amount Party B would have received had no such deduction or withholding been required.

"Eligible Replacement" means a Financial Institution (i)(A) having the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings, and (ii)(A) having the S&P's First Trigger Required Ratings and/or the S&P's Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the S&P's First Trigger Required Ratings and/or the S&P's Second Trigger Required Ratings, and (iii)(A) having the Fitch's First Trigger Required Ratings and/or the Fitch's Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Fitch's First Trigger Required Ratings and/or the Fitch's Second Trigger Required Ratings, and (iv) acceptable to Party B.

"Financial Institution" means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

"Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

"Moody's Short-term Rating" means a rating assigned by Moody's under its short-term rating scale in respect of an entity's short-term, unsecured and unsubordinated debt obligations.

"Relevant Entities" means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement.

(m)

Additional Defined Terms. Capitalized terms used but not defined in this Agreement (including this Schedule) or any Confirmation are defined in the Sale and Servicing Agreement, dated as of April 1, 2008 (including Appendix A to such Sale and Servicing Agreement), as amended, supplemented or otherwise modified, among Party B, Ford Motor Credit Company LLC, as Servicer, and Ford Credit Auto Receivables Two LLC, as Depositor.

(n)	Downgrade or Withdrawal of Party A's Rating by Fitch.
(i)

Fitch's First Rating Trigger. If no Relevant Entity has a short term unsecured debt rating of "F1" or better or a long term unsecured debt rating of "A" or better by Fitch (such rating thresholds, the "Fitch First Trigger Required Ratings" and such failure, the "Fitch First Rating Trigger") and the Fitch Second Rating Trigger has

not occurred, then within 30 calendar days of such failure (or on the date of this Agreement, if no Relevant Entity has the Fitch First Trigger Required Ratings as of the date of this Agreement), Party A will, at its own cost, (A) post collateral in the amount and manner as set forth in the Credit Support Annex, (B) procure an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the Fitch First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of Fitch that such procurement will not cause Fitch to reduce or withdraw its then current rating on the Notes, (C) effect a transfer in accordance with Part 5(p)(ii) below or (D) establish any other arrangement satisfactory to Party B and to Fitch as to not cause Fitch to reduce or withdraw its then current rating on the Notes.

(ii)

Fitch's Second Rating Trigger. If no Relevant Entity has a short term unsecured debt rating of "F2" or better or a long term unsecured debt rating of "BBB+" or better by Fitch (such rating thresholds, the "Fitch Second Trigger Required Ratings" and such failure, the "Fitch Second Trigger Required Ratings"), then within 30 calendar days of such failure, Party A will, at its own cost, procure either (A) an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the Fitch Second Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of Fitch that such procurement will not cause Fitch to reduce or withdraw its then current rating on the Notes or (B) a transfer in accordance with Part 5(p)(ii) below; provided that Party A will promptly post collateral in the amount and manner as set forth in the Credit Support Annex while a replacement or guarantor is being sought.

(o)	Downgrade or Withdrawal of Party A's Rating by Moody's.
(i)

An entity will have the "Moody's First Trigger Required Ratings" (A) where such entity is the subject of a Moody's Short-term Rating, if such rating is "Prime-1" and its long-term, unsecured and unsubordinated debt obligations are rated "A2" or above by Moody's and (B) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated "A1" or above by Moody's.

(ii)

The "Moody's First Rating Trigger Requirements" will apply so long as no Relevant Entity has the Moody's First Trigger Required Ratings. Within 30 Local Business Days after the Moody's First Rating Trigger Requirements apply, Party A will, at its own cost, (A) procure an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor meeting the Moody's First Trigger Required Ratings, (B) effect a transfer in accordance with Part 5(p)(ii) below or (C) post collateral in the amount and manner as set forth in the Credit Support Annex.

(iii)

An entity will have the "Moody's Second Trigger Required Ratings" (A) where such entity is the subject of a Moody's Short-term Rating, if such rating is "Prime-2" or above and its long-term, unsecured and unsubordinated debt obligations are rated "A3" or above by Moody's and (B) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated "A3" or above by Moody's.

(iv)

The "Moody's Second Rating Trigger Requirements" will apply so long as no Relevant Entity has the Moody's Second Trigger Required Ratings. Within 30 Local Business Days after the Moody's Second Rating Trigger Requirements apply, Party A will post collateral in the amount and manner as set forth in the Credit Support Annex. Party A will also, at its own cost, use commercially reasonable efforts to, as soon as reasonably practicable, procure either (A) an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor meeting at least the Moody's Second Trigger Required Ratings or (B) a transfer in accordance with Part 5(p)(ii) below.

(p)	Transfers.
(i)

Section 7 of this Agreement will not apply to Party A and, subject to Section 6(b)(ii) and clause (ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without (x) the prior written consent of Party B and (y) complying with Part 5(q) below.

(ii)

Subject to Part 5(q) below, if the Moody's First Rating Trigger Requirements apply, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a "Transferee") that is an Eligible Replacement such that the Transferee contracts with Party B on terms that (x) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer and (y) are in all material respects no less beneficial for Party B than the terms of this Agreement immediately before such transfer, as determined by Party B acting in a commercially reasonable manner.

(iii)

If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B will, at Party A's written request and cost, take any reasonable steps required to be taken by it to effect such transfer.

(q)

Approval of Amendments, Transfers or Assignment. Notwithstanding any other provisions of this Agreement, no amendments to this Agreement will be effected, nor may the rights and obligations of Party A be transferred or assigned, unless (a) S&P confirms in writing that such amendment, transfer or assignment will not cause S&P to reduce or withdraw its then-current rating on any of the Notes and (b) Party A has provided notice of such action to Moody’s and Fitch at least 10 Business Days prior to its effectiveness.

(r)

Party B Agent. Party A acknowledges that Party B has appointed Ford Motor Credit Company LLC as its agent under the Administration Agreement to carry out certain functions on behalf of Party B, and that Ford Motor Credit Company LLC will be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(s)	Regulation AB Financial Disclosure.

Party A acknowledges that for so long as there are reporting obligations with respect to any Transaction under this Agreement under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

If the Depositor determines, reasonably and in good faith, that the "significance percentage" of this Agreement has increased to 9%, then on any Business Day after the date of such determination the Depositor may request from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to 10% (such request, a "Swap Financial Disclosure Request" and such requested information, subject to the last sentence of this paragraph, the "Swap Financial Disclosure"). Party A and Party B further agree that the Swap Financial Disclosure provided to meet the Swap Financial Disclosure Request will be the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, as applicable, and as specified by Party B.

Upon the occurrence of a Swap Financial Disclosure Request, Party A, at its own expense, will within 30 days after receipt of such Swap Financial Disclosure Request (or within 10 days after Party A being informed of the significance percentage reaching 10% after such Swap Financial Disclosure Request): (i) provide the Depositor with the Swap Financial Disclosure, (ii) subject to Rating Agency Confirmation and approval by Party B (which approval will not be unreasonably withheld), secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able and will provide the Swap Financial Disclosure for such entity within the time period specified above or (iii) subject to Rating Agency Confirmation and approval by Party B (which approval will not be unreasonably withheld), obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to provide the Swap Financial Disclosure for such affiliate, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Swap Financial Disclosure within the time period specified above. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(t)	Downgrade or Withdrawal of Party A's Rating by S&P.
(i)

S&P's First Rating Trigger. If no Relevant Entity has a short term unsecured debt rating of "A-1" or better by S&P or, if no Relevant Entity has a short term unsecured debt rating by S&P, a long term unsecured debt rating of "A+" or better by S&P (such rating thresholds, the "S&P First Trigger Required Ratings" and such failure, the "S&P First Rating Trigger") and the S&P Second Rating Trigger has not occurred, then within 10 Local Business Days of such failure (or on the date of this Agreement, if no Relevant Entity has the S&P First Trigger Required Ratings as of the date of this Agreement), Party A will, at its own cost, post collateral in the amount and manner as set forth in the Credit Support Annex. Party A may also, at its own cost, procure either (A) an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the S&P First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) a transfer to a Financial Institution in accordance with Part 5(p)(ii) above, and upon either such procurement, Party A will no longer be required to post any collateral.

(ii)

S&P's Second Rating Trigger. If no Relevant Entity has a short term unsecured debt rating of "A-2" or better by S&P or, if no Relevant Entity has a short term unsecured debt rating by S&P, a long term unsecured debt rating of "BBB+" or better by S&P (such rating thresholds, the "S&P Second Trigger Required Ratings" and such failure, the "S&P Second Rating Trigger"), then within 10 Local Business Days of such failure, Party A will, at its own cost, post additional collateral in the amount and manner as set forth in the Credit Support Annex. Party A will also, at its own cost, within 60 calendar days of such failure, use commercially reasonable efforts to procure either (A) an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the S&P Second Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) a transfer to a Financial Institution in accordance with Part 5(p)(ii) above.

(t)

Appointment of Collateral Agent. Party A irrevocably appoints the Indenture Trustee as its agent and attorney-in-fact for the purpose of evidencing the existence and maintaining the perfection of the security interest granted to the Indenture Trustee for the benefit of the Secured Parties under the Indenture.

[SIGNATURE PAGE FOLLOWS]

EXECUTED BY:

DEUTSCHE BANK AG, NEW YORK BRANCH By: /s/ Steven Kessler Name: Steven Kessler Title: Director By: /s/ Kathleen Yohe Name: Kathleen Yohe Title: Vice President Date: April 15, 2008

FORD CREDIT AUTO OWNER TRUST 2008-B

By: U.S. Bank Trust NATIONAL

ASSOCIATION,

not in its individual capacity

but solely as Owner Trustee

By: /s/ Joanne L. Wright

Name: Joanne L. Wright

Title: Trust Officer

Date: April 15, 2008

[Signature Page to Swap Schedule]